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EXHIBIT 10.12

   THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

                           CONVERTIBLE PROMISSORY NOTE

                                                                  March 21, 2003

   FOR VALUE RECEIVED, Nurescell Inc. ("Maker") hereby promises to pay in lawful money of the United States, in immediately available funds, to Triton Private Equities Fund, L.P. ("Payee"), or order, at 225 North Market Street, Suite 333, Wichita, Kansas, or at such other place as may be designated in writing by the holder of this Convertible Promissory Note (the "Note"), the aggregate principal amount shown on the attached Exhibit "A" (which shall be deemed automatically amended to add the "Principal Amount" and "Loan Date" of each additional amount that is loaned to Maker by Payee after the date of this Note), together with interest thereon calculated and payable as set forth below. This Note is not a "purchase money" obligation.

   The aggregate principal amount of this Note shall bear interest at the rate of ten percent (10%) per annum, with interest accruing on each amount on the attached Exhibit "A" commencing on the "Loan Date" specified for such amount on such Exhibit. The aggregate principal amount hereof, plus all accrued interest, shall be paid thirty (30) days after written demand by Payee. Maker may prepay the aggregate principal amount of this Note at any time, without premium or penalty (such prepayment to include all accrued interest pursuant to this Note). All payments under this Note shall be credited first to interest, then to principal.

   Payee shall be entitled, at its option and at any time, to convert all or any portion of the aggregate principal amount of this Note, and accrued interest thereon, into Maker's common stock on the same terms as Payee is at that time able to convert the principal amount of the Series 2000-A Eight Percent (8%) Convertible Promissory Note due December 1, 2001 from Maker to Payee (the "2000 Note"). The foregoing right shall survive the full repayment of the 2000 Note, with conversion hereunder after such full repayment to be determined as if the 2000 Note was still in existence.

   The following events shall constitute a "Default" hereunder: (i) if Maker fails to pay when due any payment hereunder; (ii) if proceedings under any bankruptcy or insolvency law are commenced by or against Maker, or if a general assignment for the benefit of creditors of Maker is made, or if a trustee or receiver of Maker's property is appointed; or (iii) if a default occurs under any provision of this Note not covered by clause (i) above, or any other agreement executed by Maker in connection with this Note, and such default is not cured by Maker within seven (7) days after notice to Maker.

   To the extent not prohibited by applicable law, Maker agrees to reimburse the holder of this Note upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and related expenses) incurred by the holder of this
Note in connection with or in any way related to the enforcement of the obligations of Maker hereunder.


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   Maker hereby waives presentment and demand for payment, protest, notice of protest and nonpayment, and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Maker agrees that Maker's liability on this Note shall not be affected by any renewal or extension of any time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes.

   Any portion of this Note which may be held by any court of competent jurisdiction to be unenforceable shall be deemed severable and the balance of this Note shall be fully enforceable.

   The holder hereof shall be entitled, upon the occurrence of a Default, to accelerate payment of the unpaid balance of this Note, in which event the entire unpaid principal balance hereof and all other amounts due hereunder shall immediately be due and payable without demand or notice.

   In the event that any payment shall not be made on this Note when due, whether by acceleration or otherwise, Maker agrees to pay interest on such overdue payment from the due date until the date such payment is received by the holder of this Note at the maximum rate permitted by applicable law.

   This Note is executed in and shall be governed by and construed in accordance with the laws of the State of California.

   No delay or omission of Payee or any holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to, or waiver of, any such right or remedy on any future occasions.

   IN WITNESS WHEREOF, Maker has caused this Note to be duly authorized, executed and delivered as of the date first set forth above.

                                               Nurescell Inc.

                                               By: /s/ LARRY SHATSOFF
                                                   -----------------------------
                                                   Larry Shatsoff, President and
                                                   Secretary